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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report, dated December 22, 1999 included in this Form 10-K in the previously filed Registration Statements of General Automation, Inc. and Subsidiaries on Form S-8 (No. 33-43158, 33-79038, 333-37467 and 333-09483).



CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
January 12, 2000